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                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made as of July 9, 1999, by and between Sabratek Corporation, a Delaware corporation ("Sabratek"), GDS Technology, Inc., an Indiana corporation ("GDS") and Aurora F. de Castro ("Executive").

                  WHEREAS, pursuant to the exercise of a Call Option issued under that certain Stock Option Agreement by and among Sabratek, GDS (as a subsidiary of Sabratek, the "Company") and certain of the stockholders of GDS, Sabratek has acquired at least 94.1% of the issued and outstanding shares of capital stock of the Company (the "Acquisition") and will operate the businesses currently operated by GDS (the "Business") through the Company or as a division of Sabratek.

                  WHEREAS, Sabratek, the Company and Executive desire to set forth in this Agreement the terms and conditions relating to the continued employment of Executive with the Company.

                  If the separate existence of the Company ceases as a result of the merger or other combination of the Company into Sabratek, then references to the Company as the employer of Executive shall be deemed to mean Sabratek and references to the Board of Directors and CEO of the Company shall be deemed to mean as appropriate the Board of Directors and CEO of Sabratek.

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                  1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

                  2.       Position and Duties.

                  (a) During the Employment Period, Executive shall serve as a senior executive of the Company with respect to the Business and shall have the normal duties, responsibilities and authority of an executive officer in such position, subject to the power of the Company's board of directors (the "Company Board") or the Company's Chief Executive Officer or other senior executive designated by the Company's Chief Executive Officer (the "Company CEO") to expand or limit such duties, responsibilities and authority and to override actions of the Executive.

                  (b) Executive shall report directly to the Company CEO and shall devote her best efforts and her full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform her duties and responsibilities to the best of her abilities in a diligent, trustworthy, businesslike and efficient manner.





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                  3.       Base Salary and Benefits.

                  (a) During the Employment Period, the base salary of the Executive shall be designated by the Company Board or Company CEO, but will not be less than $150,000 per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. The Executive's base salary level shall be reviewed annually by the Company Board or Company CEO. In addition, during the Employment Period, Executive shall be eligible to participate in all of Sabratek's employee benefit programs.

                  (b) The Company shall reimburse Executive for all reasonable expenses incurred by her in the course of performing her duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (c) In addition to the Base Salary, the Company Board or Company CEO may, in its sole discretion, award a cash bonus to Executive following the end of each fiscal year during the Employment Period based upon Executive's performance and the Company's operating results during such year. The Executive shall also be eligible to receive stock grants and options with respect to the capital stock of Sabratek under Sabratek's Amended and Restated Stock Option Plan during the Employment Period at the sole discretion of the board of directors of Sabratek (the "Sabratek Board") or if authorized by the Sabratek Board, at the sole discretion of the Company CEO.

                  4.  Term.

                  (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on the third anniversary of the date of this Agreement, provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Company Board or the Company CEO in its good faith judgment); (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause by delivery of notice to Executive of such termination; and (iii) the Employment Period may be terminated by Executive upon material breach of this Agreement by the Company and the failure to cure such breach within 30 days after written notice thereof from Executive.

                  (b) If the Employment Period is terminated by the Company without Cause prior to the third anniversary of the date of this Agreement, Executive shall be entitled to receive her Base Salary and all fringe benefits through such third anniversary, provided that Executive shall be entitled to such continuation of her Base Salary and benefits if and only if Executive has not breached the provisions of paragraphs 5 through 9 hereof.




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                  (c) If the Employment Period is terminated by the Company for
Cause or is terminated pursuant to paragraph 4(a)(i) above, Executive shall be entitled to receive her Base Salary through the date of termination plus any bonus which has be fully earned but remains unpaid prior to such time.

                  (d) Except as otherwise expressly provided herein, all of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination; provided that upon termination of the Employment Period for any reason other than the death of Executive, the Company shall transfer and assign to Executive, without cost, any and all life insurance policies then owned by the Company covering Executive's life. The Company may offset any amounts Executive owes it or its subsidiaries against any amounts it owes Executive hereunder.

                  (e) For purposes of this Agreement, "Cause" shall mean (i) a material breach of this Agreement by Executive and the failure to cure such breach within 30 days after written notice thereof from the Company, (ii) a breach of Executive's duty of loyalty to Sabratek or any of its subsidiaries (including the Company) or any act of dishonesty or fraud with respect to Sabratek or any of its subsidiaries (including the Company), (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of Sabratek and its subsidiaries (including the Company), or (iv) Executive's continued failure to perform her duties as reasonably directed by the Company Board or the Company CEO.

                  5. Confidential Information. Executive acknowledges that the information, observations and data obtained by her while employed by the Company (including those obtained while employed by GDS prior to the date of this Agreement) concerning the business or affairs of Sabratek or any subsidiary of Sabratek (including the Company) ("Confidential Information") are the property of Sabratek or such subsidiary as applicable. Therefore, Executive agrees that she shall not disclose to any unauthorized person or use for her own purposes any Confidential Information without the prior written consent of the Company Board or the Sabratek Board as applicable, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company or Sabratek as applicable at the termination of the Employment Period, or at any other time the Company or Sabratek may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of Sabratek or any subsidiary of Sabratek (including the Company) which she may then possess or have under her control.

                  6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to Sabratek's or any of its






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subsidiaries' (including the Company's) actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to Sabratek or such subsidiary. Executive shall promptly disclose such Work Product to the Company Board and perform all actions reasonably requested by the Company Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  7. Non-Compete. In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of her employment with the Company she shall become familiar, and during her employment with GDS she has become familiar, with the trade secrets of the Company and with other Confidential Information concerning the Company and any predecessors (as well as with Confidential Information of Sabratek and its subsidiaries) and that her services have been and shall be of special, unique and extraordinary value to Sabratek and its subsidiaries (including the Company). Therefore, Executive agrees that, during the Employment Period and until the third anniversary of the date of this Agreement (the "Non-Compete Period"), she shall not directly or indirectly own any interest in, manage, control, partici pate in, consult with, render services for, or in any manner engage in any business competing with the businesses of Sabratek or its subsidiaries (including the Company) or perform research for, design, develop, manufacture or produce any products which are competitive with any products or the businesses of Sabratek or any of its subsidiaries (including the Company), as the products or businesses of Sabratek and its subsidiaries exist or are in process on the date of the termination of Executive's employment, within any geographical area in which Sabratek or its subsidiaries (including the Company) engage or plan to engage in such businesses. Notwithstanding the foregoing, the Non-Compete Period and the restrictions set forth in the preceding sentence shall be extended until the first anniversary of the expiration of the Employment Period (if such date is later than the third anniversary of the date of this Agreement), in the event that either (i) the Employment Period is terminated by the resignation of Executive, (ii) prior to the expiration of the Employment Period, the Company offers to extend the term of this Agreement upon terms no less favorable to Executive than those contained herein and Executive declines to accept such offer or (iii) the Company elects to obtain such extension and notifies Executive of such election at the time the Employment Period is terminated and the Company agrees to continue to pay to Executive her Base Salary and fringe benefits through such first anniversary date (which agreement of the Company shall be acknowledged in the notification to Executive of such election). Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  8. Non-Solicitation. During the Employment Period and until the third anniversary of the date of this Agreement, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Sabratek or any of its subsidiaries (including the Company) to leave the employ of Sabratek or such subsidiary, or in any way






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interfere with the relationship between Sabratek or any such subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Sabratek or any such subsidiary to cease doing business with Sabratek or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Sabratek or any such subsidiary (including, without limitation, making any negative statements or communications about Sabratek or its subsidiaries). Notwithstanding the foregoing, the Non-Solicitation Period and the restrictions set forth in the preceding sentence shall be extended until the first anniversary of the expiration of the Employment Period (if such date is later than the third anniversary of the date of this Agreement), in the event that either (i) the Employment Period is terminated by the resignation of Executive, (ii) prior to the expiration of the Employment Period, the Company offers to extend the term of this Agreement upon terms no less favorable to Executive than those contained herein and Executive declines to accept such offer or (iii) the Company elects to obtain such extension and notifies Executive of such election at the time the Employment Period is terminated and the Company agrees to continue to pay to Executive her Base Salary and fringe benefits through such first anniversary date (which agreement of the Company shall be acknowledged in the notification to Executive of such election), reduced by any Base Salary and fringe benefits paid by the Company during such period pursuant to paragraph 7 of this Agreement.

                  9. Enforcement. If, at the time of enforcement of paragraph 5, 6, 7, or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reason able under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Sabratek or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 7 and/or 8, the Non-Compete Period and/or Non-Solicitation Period, as applicable, shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraphs 7 and 8 are reasonable.

                  10. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which she is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or






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confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company and Sabratek, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that she has consulted with independent legal counsel regarding her rights and obligations under this Agreement and that she fully understands the terms and conditions contained herein.

                  11. Survival. Paragraphs 5 through 9 and paragraphs 11 through 19 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:           Aurora F. de Castro
                                                  25235 Leer Drive
                                                  Elkhart, IN 46514

                           with a copy to:        Barnes & Thornburg
                                                  600 1st Source Bank Center
                                                  100 North Michigan
                                                  South Bend, IN 46601
                                                  Attn: Nelson J. Vogel, Jr.

                  Notices to Sabratek:            Sabratek Corporation
                                                  8111 North St. Louis Avenue
                                                  Skokie, IL 60076
                                                  Attn: Chief Executive Officer

                           with a copy to:        Kirkland & Ellis
                                                  200 East Randolph Drive
                                                  Chicago, IL 60601
                                                  Attn: Carter W. Emerson

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice in accordance with this paragraph to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

                  13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any




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other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  14. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  16. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and Sabratek and their respective heirs, successors and assigns, except that Executive may not assign her rights or delegate her obligations hereunder without the prior written consent of Sabratek and the Company.

                  18. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

                  19. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of Sabratek, the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                                    * * * * *











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                  IN WITNESS WHEREOF, the parties hereto have executed this
Employment Agreement as of the date first written above.


                                          SABRATEK CORPORATION


                                          By  /s/ Stephen Holden
                                             --------------------------

                                          Its President
                                             --------------------------


                                          GDS TECHNOLOGY, INC.

                                          By  /s/ Surrenda Gupta
                                             --------------------------

                                          Its President
                                             --------------------------


                                          /s/ Aurora F. de Castro
                                          -----------------------------
                                           Aurora F. de Castro







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